As filed with the Securities and Exchange Commission on February 6, 1998.



                           Registration No. 333-37617
 ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------


                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                DELTA MILLS, INC. & DELTA MILLS MARKETING, INC.
          (Exact names of registrants, as specified in their charters)




      Delaware                                2211                   13-2677657

(State or other jurisdiction       (Primary Standard Industrial    (I.R.S. Employer
of incorporation or organization)   Classification Code Number)    Identification No.)


                      233 NORTH MAIN STREET, SUITE NO. 200
                        GREENVILLE, SOUTH CAROLINA 29601
                                 (864) 232-8301
    (Address, Including ZIP Code, and Telephone Number, Including Area Code,
                  of Registrants' Principal Executive Offices)

 BETTIS C. RAINSFORD, EXECUTIVE VICE PRESIDENT, TREASURER, AND CHIEF FINANCIAL OFFICER
                DELTA MILLS, INC. & DELTA MILLS MARKETING, INC.

                            108-1/2 COURTHOUSE SQUARE
                                  P. O. BOX 388
                         EDGEFIELD, SOUTH CAROLINA 29824
                                 (803) 637-5304
            (Name, Address, Including ZIP Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:

                              ERIC B. AMSTUTZ, ESQ.
                              JO WATSON HACKL, ESQ.
                     WYCHE, BURGESS, FREEMAN & PARHAM, P.A.
                               POST OFFICE BOX 728
                      GREENVILLE, SOUTH CAROLINA 29602-0728
                           (864) 242-8200 (TELEPHONE)
                           (864) 235-8900 (FACSIMILE)


     Approximate date of commencement of proposed sale to the public: January 7, 1998.


    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|


    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________


                         CALCULATION OF REGISTRATION FEE



                                                             Proposed maximum
  Title of each class of                                    offering price per        Proposed maximum            Amount of
securities to be registered    Amount to be registered           note(1)          aggregate offering price     registration fee

--------------------------      -------------------    ----------------------    -----------------------   ---------------------

9-5/8% Senior Notes due         $150,000,000                  100%                 $150,000,000               $45,454.55 (2)
2007, Series B

Guarantees of 9-5/8%
Senior Notes due 2007,
Series B                              (3)                      (3)                       (3)                        (3)
--------------------------      --------------------   ---------------------     -----------------------   ---------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Previously paid.

(3) Pursuant to Rule 457(n), no registration fee is required with respect to the Guarantees of the Senior Notes registered hereby.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Commission File No. 333-37617) is to fulfill the requirements of Delta Mills, Inc.'s and Delta Mills Marketing, Inc.'s undertaking filed as Exhibit 99.7 to Amendment No. 3 to the Registration Statement by filing as Exhibit 5.2 the opinion of Debevoise & Plimpton and as
Exhibit 23.3 the consent of Debevoise & Plimpton which is included in Exhibit
5.2. This Post-Effective Amendment No. 1 also contains a revised opinion of Wyche, Burgess, Freeman & Parham, P.A. as Exhibit 5.1 and the consent of Wyche, Burgess, Freeman & Parham, P.A. listed as Exhibit 23.1 and included in
Exhibit 5.1





                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Sixth of the Company's Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("DGCL"), indemnify all persons whom it may indemnify pursuant thereto. A copy of Section 145 of the DGCL is attached as
Exhibit 99.6.

         Article VII, Section 7 of the Guarantor's by-laws require the Guarantor to indemnify its officers, directors, employees and agents to the fullest extent permitted by the DGCL.

         The Registration Rights Agreement provides that each holder of Senior Notes agrees severally and not jointly to indemnify and hold harmless the Company and the Guarantor, and their respective directors, officers, employees and agents (including, without limitation, attorneys) and any person controlling (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company and the Guarantor, and the respective officers, directors, partners, employees, representatives and agents (including, without limitation, attorneys) of each such person, with respect to claims and actions based on information relating to each such holder furnished in writing by or on behalf of such holder expressly for use in any registration statement. The extent of holders' obligation to indemnify the Company and the Guarantor is set out in full in Section 8 of the Registration Rights Agreement filed as Exhibit
1.2 to this Registration Statement, to which reference is hereby made.

         The Registration Rights Agreement provides that the Company and the Guarantor jointly and severally agree to indemnify and hold harmless each holder of Senior Notes, each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any holder, and the respective officers, directors, partners, employees, representatives and agents (including without limitation, attorneys) of any holder or any controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and reasonable expenses directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such untrue statement or omission or alleged untrue statement or omission is made in reliance upon and in conformity with information relating to any of the holders furnished in writing to the Company by any of the holders expressly for use therein. The extent of the obligation of the Company and the Guarantor to indemnify holders is set out in full in Section 8 of the Registration Rights Agreement filed as Exhibit 1.2 to this Registration Statement, to which reference is hereby made.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)        Exhibits

*1.1 Purchase Agreement Relating to $150,000,000 9-5/8% Senior Notes due 2007, dated August 20, 1997, by and among Delta Mills, Inc., Delta Mills Marketing, Inc. and NationsBanc Capital Markets, Inc.

*1.2 Registration Rights Agreement, dated as of August 25, 1997, by and among Delta Mills, Inc., Delta Mills Marketing, Inc. and NationsBanc Capital Markets, Inc.


*3.1       Restated and Amended Certificate of Incorporation of Delta Mills,
           Inc.

*3.2       Bylaws of Delta Mills, Inc.
****3.3    Certificate of Incorporation of Delta Mills Marketing, Inc.
****3.4    Bylaws of Delta Mills Marketing, Inc.
*4.1 Indenture, dated as of August 25, 1997, by and among Delta Mills, Inc., Delta Mills Marketing, Inc. and NationsBanc Capital Markets, Inc.

4.2        Credit Agreement dated as of August 25, 1997 among Delta Mills, Inc.
           as Borrower, certain subsidiaries of the Borrower from time to time party thereto, as guarantors, the several Lenders from time to time party thereto, NationsBank, N.A., as Administrative Agent, and BNY Financial Corporation, as Collateral Agent: Incorporated by reference to Form 8-K/A of Delta Woodside Industries, Inc., filed September 25, 1997.

****5.1    Opinion of Wyche, Burgess, Freeman & Parham, P.A. re Legality.

5.2        Opinion of Debevoise & Plimpton re Legality

***8.1     Opinion of Wyche, Burgess, Freeman & Parham, P.A. re Tax Matters.


10.1       See Exhibits 1.1, 1.2, 4.1 and 4.2.

**10.2 Delta Woodside Industries, Inc. Long Term Incentive Plan (approved by shareholders on November 6, 1997).


*12.1      Statement re Computation of Ratios.
*21.1      Listing of subsidiaries.


23.1 Consent of Wyche, Burgess, Freeman & Parham, P.A.: Contained in Exhibits 5.1 and 8.1.

*****23.2  Consent of KPMG Peat Marwick LLP.
23.3       Consent of Debevoise & Plimpton: Contained in Exhibit 5.2.

*24.1      Power of Attorney (Delta Mills, Inc.): Included on Signature Page.


***24.2 Power of Attorney (Delta Mills Marketing, Inc.): Included on Signature Page.


*25.1      Statement of Eligibility of Trustee (bound separately from other exhibits).
*27.1      Financial Data Schedule (electronic filing only).

****99.1   Form of Letter of Transmittal.
****99.2   Form of Notice of Guaranteed Delivery.
****99.3   Form of Letter to Clients.
****99.4   Form of Letter to Registered Holders and DTC Participants.
****99.5   Instructions to Registered Holders and DTC Participants.


*99.6      Section 145 of the Delaware General Corporation Law.


****99.7   Undertaking by Delta Mills, Inc. and Delta Mills Marketing,
           Inc.

*          Filed with initial filing of Registration Statement on October 9,
           1997.

**         Filed with Amendment No. 1 to the Registration Statement on
           December 5, 1997.

***        Filed with Amendment No. 2 to the Registration Statement on
           December 23, 1997.


****       Filed with Amendment No. 3 to the Registration Statement on January
           7, 1998.

***** Filed with initial filings and previous amendments to the Registration Statement, but not required for this filing.


(b)        Certain Additional Financial Statement Schedules: Not applicable.

(c)        Report, Opinion or Appraisal:  Not applicable.


ITEM 22.  UNDERTAKINGS.

      (a) The undersigned registrants hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (c) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


      (d) (1) The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuers undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

           (2) The registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Edgefield, State of South Carolina, on February 4, 1998.


                                      DELTA MILLS, INC.


                                      By: /s/ Bettis C. Rainsford
                                        --------------------------
                                         Bettis C. Rainsford
                                         Executive Vice President,
                                         Treasurer, and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



SIGNATURE                                     TITLE                                       DATE



 /s/ E. Erwin Maddrey, II *                 President, Chief Executive                 February 4, 1998
------------------------------------        Officer and Director
E. Erwin Maddrey, II


 /s/ Bettis C. Rainsford                    Executive Vice President,                   February 4, 1998
------------------------------------        Treasurer, Chief Financial Officer
Bettis C. Rainsford                         and Director


 /s/ Douglas J. Stevens *                   Controller and Assistant Secretary          February 4, 1998
-------------------------
Douglas J. Stevens


 /s/ C.C. Guy *                             Director                                    February 4, 1998
------------------------------------
C. C. Guy


 /s/ Buck A. Mickel *                      Director                                     February 4, 1998
------------------------------------
Buck A. Mickel


*        By Bettis C. Rainsford, attorney in fact.


                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Edgefield, State of South Carolina, on February 4, 1998.

DELTA MILLS MARKETING, INC.


                                By: /s/ Bettis C. Rainsford
                                   -------------------------
                                   Bettis C. Rainsford
                                   Executive Vice President, Treasurer, and
                                   Chief Financial Officer

                               POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                      TITLE                                   DATE
/s/ E. Erwin Maddrey, II*      President, Chief Executive              February 4, 1998
------------------------       Officer and Director
E. Erwin Maddrey, II

/s/ Bettis C. Rainsford        Executive Vice President                February 4, 1998
------------------------       Treasurer, Chief Financial Officer
Bettis C. Rainsford            and Director

/s/ Douglas J. Stevens*        Controller and Assistant Secretary      February 4, 1998
------------------------
Douglas J. Stevens

/s/ C.C. Guy*                  Director                                February 4, 1998
------------------------
C.C. Guy

/s/ Buck A. Mickel*            Director                                February 4, 1998
------------------------
Buck A. Mickel


* By Bettis C. Rainsford, attorney in fact.

                                 EXHIBIT INDEX


*1.1 Purchase Agreement Relating to $150,000,000 9-5/8% Senior Notes due 2007, dated August 20, 1997, by and among Delta Mills, Inc., Delta Mills Marketing, Inc. and NationsBanc Capital Markets, Inc.
*1.2 Registration Rights Agreement, dated as of August 25, 1997, by and among Delta Mills, Inc., Delta Mills Marketing, Inc. and NationsBanc Capital Markets, Inc.
*3.1      Restated and Amended Certificate of Incorporation of Delta Mills, Inc.
*3.2      Bylaws of Delta Mills, Inc.
****3.3   Certificate of Incorporation of Delta Mills Marketing, Inc.
****3.4   Bylaws of Delta Mills Marketing, Inc.
*4.1 Indenture, dated as of August 25, 1997, by and among Delta Mills, Inc., Delta Mills Marketing, Inc. and NationsBanc Capital Markets, Inc.
4.2 Credit Agreement dated as of August 25, 1997, among Delta Mills, Inc. as Borrower, certain subsidiaries of the Borrower from time to time party thereto, as guarantors, the several Lenders from time to time party thereto, NationsBank, N.A., as Administrative Agent, and BNY Financial Corporation, as Collateral Agent: Incorporated by reference to Form 8-K/A of Delta Woodside Industries, Inc., filed September 25, 1997.
****5.1   Opinion of Wyche, Burgess, Freeman & Parham, P.A. re Legality.
5.2       Opinion of Debevoise & Plimpton re Legality.
***8.1       Opinion of Wyche, Burgess, Freeman & Parham, P.A. re Tax Matters.
10.1      See Exhibits 1.1, 1.2, 4.1 and 4.2.
**10.2 Delta Woodside Industries, Inc. Long Term Incentive Plan (approved by shareholders on November 6, 1997).
*12.1     Statement re Computation of Ratios.
*21.1     Listing of subsidiaries.
23.1 Consent of Wyche, Burgess, Freeman & Parham, P.A.: Contained in Exhibits 5.1 and 8.1.
*****23.2 Consent of KPMG Peat Marwick LLP.
23.3      Consent of Debevoise & Plimpton: Contained in Exhibit 5.2.
*24.1     Power of Attorney (Delta Mills, Inc.): Included in Signature Page.
***24.2 Power of Attorney (Delta Mills Marketing, Inc.): Included in Signature Page.
*25.1     Statement of Eligibility of Trustee (bound separately from other exhibits).
*27.1     Financial Data Schedule (electronic filing only).
****99.1  Form of Letter of Transmittal.
****99.2  Form of Notice of Guaranteed Delivery.
****99.3  Form of Letter to Clients.
****99.4  Form of Letter to Registered Holders and DTC Participants.
****99.5  Instructions to Registered Holders and DTC Participants.
*99.6     Section 145 of the Delaware General Corporation Law.
****99.7  Undertaking by Delta Mills, Inc. and Delta Mills Marketing, Inc.

*       Filed with initial filing of Registration Statement on October 9, 1997.

**      Filed with Amendment No. 1 to the Registration Statement on December
        5, 1997.
***     Filed with Amendment No. 2 to the Registration Statement on December
        23, 1997.

****    Filed with Amendment No. 3 to the Registration Statement on January
        7, 1998.
***** Filed with initial filing and previous amendments to the Registration Statement but not required for this filing.


                                      II-6